UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015 (August 4, 2015)

DGSE COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15850 Dallas Parkway, Suite 140
Dallas, Texas 75248
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code:  (972) 587-4049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2015, DGSE Companies, Inc. (“DGSE”) submitted a notice to the NYSE MKT LLC (the “MKT”) stating that DGSE is not in compliance with the MKT’s continued listing standards as set forth in the NYSE MKT Company Guide (the “Company Guide”).  Specifically, Section 802(h) of the Company Guide provides that 50% of the members on the board of directors of each listed company that is a smaller reporting company must be independent directors as defined in Section 803A of the Company Guide. Due to the resignation of Bruce A. Quinnell and Dennis A. McGill from the Board of Directors of DGSE (the “Board”), as described in more detail in Item 5.02 below, who had each served as one of the three independent directors of the Board, DGSE currently fails to comply with the board independence composition requirement due to one of the two vacancies.  Section 802(b) of the Company Guide provides that DGSE may regain compliance with the requirement by the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement and DGSE intends to regain compliance within such cure period.

DGSE also notified the MKT that it is currently out of compliance with Section 803B(2)(c) of the Company Guide, regarding having an audit committee of at least two members, each of whom satisfies the independence standards.  Due to the resignation by Bruce A. Quinnell and Dennis A. McGill from the Board of Directors of DGSE, as described in more detail in Item 5.02 below, who had each served as members of DGSE’s audit committee, DGSE is currently out of compliance with Section 803B(2)(c) of the Company Guide until such time as the Board of Directors elects at least one new independent director who is appointed to the audit committee.  Section 803B(6)(b) of the Company Guide provides that DGSE may regain compliance with the requirement by the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement and DGSE intends to regain compliance within such cure period.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bruce A. Quinnell has tendered notice of his resignation, effective as of August 4, 2015, as Lead Independent Director and Chairman of the Compliance, Governance and Nominating Committee to the Board of Directors of DGSE and the other committees of the Board on which he served.

Dennis A. McGill has tendered notice of his resignation, effective as of August 6, 2015, as a member of the Board of Directors of DGSE and Chairman of the Audit Committee to the Board of Directors of DGSE and the other committees of the Board on which he served.

James D. Clem has tendered notice of his resignation, effective as of September 15, 2015, as Chairman of the Board, Chief Executive Officer and President of DGSE and as a member of the Board of Directors of DGSE.

DGSE is currently engaged in a search to fill the Chief Executive Officer role, as well as the two independent director seats.

A press release issued by DGSE describing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

d.        Exhibits

99.1      Press Release dated August 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

		By:	/s/ C. BRETT BURFORD
C. Brett Burford
Chief Financial Officer and Secretary

Date:	August 10, 2015

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 10, 2015